Exhibit 99.1

FedEx Reports Second Quarter Diluted EPS of $3.03

and Adjusted Diluted EPS of $4.05

$1 Billion Share Repurchases Completed During Quarter

Full-Year Fiscal 2025 Earnings Outlook Revised

FedEx Completes FedEx Freight Assessment, Will Pursue Full Separation and Create a New Publicly Traded LTL Company

MEMPHIS, Tenn., December 19, 2024 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the second quarter ended November 30 (adjusted measures exclude the item listed below):

	Fiscal 2025		Fiscal 2024
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.0 billion	$22.0 billion	$22.2 billion	$22.2 billion
Operating income	$1.05 billion	$1.38 billion	$1.28 billion	$1.42 billion
Operating margin	4.8%	6.3%	5.8%	6.4%
Net income	$0.74 billion	$0.99 billion	$0.90 billion	$1.01 billion
Diluted EPS	$3.03	$4.05	$3.55	$3.99

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2025	Fiscal 2024
Business optimization costs	$1.02	$0.44

“Our second quarter results demonstrate that our efforts to transform our operations are working. The Federal Express segment delivered operating profit growth despite several headwinds, including the continued weak U.S. domestic demand environment as well as the expiration of our U.S. Postal Service contract,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “I am proud of the team for continuing to deliver solid service to our customers throughout the Peak season, as we create a more flexible, efficient, and intelligent network.”

Consolidated operating results were negatively affected by lower-than-expected FedEx Freight revenue and profit, as sustained weakness in U.S. industrial production continued to pressure less-than-truckload industry demand. The lower FedEx Freight results were mostly offset by cost reduction benefits at Federal Express from DRIVE program initiatives and higher base yields at each transportation segment.

Federal Express segment adjusted operating results improved during the quarter, driven by cost reduction benefits from DRIVE, higher base yield, and increased international export volume. These factors were partially offset by higher wage and purchased transportation rates, the expiration of the U.S. Postal Service contract for transportation services on September 29, 2024, and U.S. domestic package demand weakness.

FedEx Freight segment operating results decreased during the quarter due to fewer shipments, lower fuel surcharges, and reduced weight per shipment, partially offset by higher base yield. Last year's second quarter operating income included a

$30 million gain on the sale of facilities.

Share Repurchase Program

FedEx completed $1 billion in share repurchases via open market and accelerated share repurchase transactions during the quarter. Approximately 3.7 million shares were delivered from the transactions, with the decrease in outstanding shares benefiting second quarter results by $0.07 per diluted share.

The company expects to repurchase an additional $500 million of common stock during fiscal 2025, for a buyback total of $2.5 billion. As of November 30, 2024,

$3.1 billion remained available for repurchases under the company's 2024 stock repurchase authorization.

Cash on-hand as of November 30, 2024, was $5.0 billion.

FedEx Freight Assessment

Earlier today, FedEx announced that its Board of Directors has concluded a comprehensive assessment of the role of FedEx Freight as part of its portfolio and has decided to pursue a full separation through the capital markets, creating a new publicly traded company.

The separation is expected to be achieved in a tax-efficient manner for FedEx stockholders and executed within the next 18 months.

Additional information can be found in the related press release at investors.fedex.com.

Outlook

FedEx is unable to forecast the fiscal 2025 mark-to-market ("MTM") retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2025 earnings per share ("EPS") or effective tax rate ("ETR") outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission ("SEC"). It is reasonably possible that the fiscal 2025 MTM retirement plans accounting adjustments could have a material effect on fiscal 2025 consolidated financial results and ETR.

FedEx is revising its fiscal 2025 revenue and earnings forecasts, and now expects:

•
Approximately flat revenue year over year, compared to the prior forecast of a low single-digit percentage increase;
•
Diluted EPS of $16.45 to $17.45 before the MTM retirement plans accounting adjustments compared to the prior forecast of $17.90 to $18.90 per share; and $19.00 to $20.00 per share after also excluding costs related to business optimization initiatives, compared to the prior forecast of $20.00 to $21.00 per share; and
•
ETR of approximately 24.0% prior to the MTM retirement plans accounting adjustments, compared to the prior forecast of approximately 24.5%.

FedEx is reaffirming its forecast of:

•
Permanent cost reductions from the DRIVE transformation program of $2.2 billion; and
•
Capital spending of $5.2 billion, with a priority on investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of the planned stock repurchases, and no additional adverse economic or geopolitical developments. FedEx’s ETR and EPS forecasts are based on current law and related regulations and guidance.

“I remain confident FedEx will continue to grow earnings this year despite the challenging demand environment, as we focus on transforming operations and improving revenue quality,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “We are resolute in our strategy to prudently manage our capital expenditures, and expect to deliver on our commitment to return $3.8 billion to stockholders this fiscal year.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $87 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EST on December 19, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, the optimization of our network through Network 2.0, the planned tax-free full separation of the FedEx Freight business into a new independent publicly traded company (the "FedEx Freight Separation"), future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy and global transformation program and optimize our network through Network 2.0, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; a significant data breach or other disruption to our technology infrastructure; our ability to successfully implement the FedEx Freight Separation and achieve the anticipated benefits of such transaction; damage to our reputation or loss of brand equity; our ability to remove costs related to services provided to the U.S. Postal Service ("USPS") under the contract for Federal Express Corporation to provide the USPS domestic transportation services that expired on September 29, 2024; our ability to meet our labor and purchased transportation needs while controlling related costs; failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to FedEx; the effects of a widespread outbreak of an illness or any other communicable disease or public health crises; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; the effect of intense competition; our ability to match capacity to shifting volume levels; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; labor-related disruptions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:

Caitlin Maier

901-434-8100

mediarelations@fedex.com

Investor Relations Contact:

Jeni Hollander

901-818-7200

ir@fedex.com

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2025 and Fiscal 2024 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted second quarter fiscal 2025 and 2024 consolidated operating income and margin, income taxes, net income and diluted earnings per share and adjusted second quarter fiscal 2025 and 2024 Federal Express segment operating income and margin. These financial measures have been adjusted to exclude the effects of business optimization costs incurred in fiscal 2025 and 2024.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in the second quarter of fiscal 2025 and fiscal 2024. These costs were primarily related to professional services and severance.

Costs related to business optimization initiatives are excluded from our second quarter fiscal 2025 and 2024 consolidated and Federal Express segment non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The income tax effect of the business optimization initiatives is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these non-GAAP items on the company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2025 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2025 EPS forecast is a non-GAAP financial measure because it excludes fiscal 2025 MTM retirement plans accounting adjustments and estimated costs related to business optimization initiatives in fiscal 2025. Our fiscal 2025 ETR forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2025 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives are excluded from our fiscal 2025 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2025 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2025 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2025 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2025 consolidated financial results and ETR.

The table included below titled “Fiscal 2025 Diluted Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2025 EPS forecast, other than the MTM retirement plans accounting adjustments.

Second Quarter Fiscal 2025

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,052	4.8%	$240	$741	$3.03
Business optimization costs[3]	326	1.5%	77	249	1.02
Non-GAAP measure	$1,378	6.3%	$317	$990	$4.05

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,052	5.6%
Business optimization costs	206	1.1%
Non-GAAP measure	$1,258	6.7%

Second Quarter Fiscal 2024

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[4]	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,276	5.8%	$302	$900	$3.55
Business optimization costs[3]	145	0.7%	35	110	0.44
Non-GAAP measure	$1,421	6.4%	$337	$1,010	$3.99

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,035	5.5%
Business optimization costs	77	0.4%
Non-GAAP measure	$1,112	5.9%

Fiscal 2025 Diluted Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Diluted earnings per share before MTM retirement plans accounting adjustments (non-GAAP)[5]		$16.45 to $17.45

Business optimization costs	$815
Income tax effect[1]	(195)
Net of tax effect	$620	2.55

Diluted earnings per share with adjustments (non-GAAP)[5]		$19.00 to $20.00

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – These expenses were recognized at Federal Express, as well as Corporate, other, and eliminations.

4 – Does not sum to total due to rounding.

5 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2025

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2024	2023	Percent Change	2024	2023	Percent Change
Revenue:
Federal Express segment	$18,841	$18,773	—	$37,146	$37,199	—
FedEx Freight segment	2,177	2,452	(11)	4,506	4,837	(7)
Other and eliminations[1]	949	940	1	1,894	1,810	5
Total Revenue	21,967	22,165	(1)	43,546	43,846	(1)
Operating Expenses:
Salaries and employee benefits	7,879	7,833	1	15,664	15,618	—
Purchased transportation	5,500	5,395	2	10,775	10,431	3
Rentals and landing fees	1,168	1,138	3	2,329	2,289	2
Depreciation and amortization	1,063	1,040	2	2,141	2,111	1
Fuel	947	1,328	(29)	2,022	2,429	(17)
Maintenance and repairs	831	854	(3)	1,660	1,678	(1)
Business optimization costs	326	145	125	454	250	82
Other	3,201	3,156	1	6,369	6,279	1
Total Operating Expenses	20,915	20,889	—	41,414	41,085	1
Operating income (loss):
Federal Express segment	1,052	1,035	2	2,005	2,341	(14)
FedEx Freight segment	312	491	(36)	751	973	(23)
Corporate, other, and eliminations[1]	(312)	(250)	25	(624)	(553)	13
Total Operating Income	1,052	1,276	(18)	2,132	2,761	(23)
Other (Expense) Income:
Interest, net	(102)	(97)	5	(186)	(188)	(1)
Other retirement plans, net	50	41	22	99	80	24
Other, net	(19)	(18)	6	(8)	(28)	(71)
Total Other (Expense) Income	(71)	(74)	(4)	(95)	(136)	(30)
Income Before Income Taxes	981	1,202	(18)	2,037	2,625	(22)
Provision for Income Taxes	240	302	(21)	502	647	(22)
Net Income	$741	$900	(18)	$1,535	$1,978	(22)
Diluted Earnings Per Share	$3.03	$3.55	(15)	$6.24	$7.79	(20)
Weighted Average Common and
Common Equivalent Shares	244	253	(4)	246	254	(3)
Capital Expenditures	$818	$1,305	(37)	$1,585	$2,595	(39)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2025

(In millions, except share data)

	November 30, 2024
	(Unaudited)	May 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$5,029	$6,501
Receivables, less allowances	10,737	10,087
Spare parts, supplies, and fuel, less allowances	620	614
Prepaid expenses and other	1,335	1,005
Total current assets	17,721	18,207
Property and Equipment, at Cost	85,658	84,391
Less accumulated depreciation and amortization	44,652	42,900
Net property and equipment	41,006	41,491
Other Long-Term Assets
Operating lease right-of-use assets, net	16,821	17,115
Goodwill	6,290	6,423
Other assets	3,643	3,771
Total other long-term assets	26,754	27,309
	$85,481	$87,007
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$592	$68
Accrued salaries and employee benefits	2,710	2,673
Accounts payable	3,896	3,189
Operating lease liabilities	2,536	2,463
Accrued expenses	4,658	4,962
Total current liabilities	14,392	13,355
Long-Term Debt, Less Current Portion	19,433	20,135
Other Long-Term Liabilities
Deferred income taxes	4,436	4,482
Pension, postretirement healthcare, and other benefit obligations	1,571	2,010
Self-insurance accruals	3,825	3,701
Operating lease liabilities	14,713	15,053
Other liabilities	651	689
Total other long-term liabilities	25,196	25,935
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	4,165	3,988
Retained earnings	39,175	38,649
Accumulated other comprehensive loss	(1,515)	(1,359)
Treasury stock, at cost	(15,397)	(13,728)
Total common stockholders' investment	26,460	27,582
	$85,481	$87,007

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2025

(In millions)

(Unaudited)

	Six Months Ended November 30,
	2024	2023
Operating Activities:
Net income	$1,535	$1,978
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	2,141	2,111
Other, net	2,048	1,711
Changes in operating assets and liabilities, net	(3,219)	(1,796)
Cash provided by operating activities	2,505	4,004
Investing Activities:
Capital expenditures	(1,585)	(2,595)
Purchase of investments	(107)	(75)
Proceeds from sale of investments	52	—
Proceeds from asset dispositions and other	34	62
Cash used in investing activities	(1,606)	(2,608)
Financing Activities:
Principal payments on debt	(47)	(94)
Proceeds from stock issuances	440	211
Dividends paid	(676)	(635)
Purchase of treasury stock	(2,020)	(1,000)
Other	(6)	-
Cash used in financing activities	(2,309)	(1,518)
Effect of exchange rate changes on cash	(62)	(5)
Net decrease in cash and cash equivalents	(1,472)	(127)
Cash and cash equivalents at beginning of period	6,501	6,856
Cash and cash equivalents at end of period	$5,029	$6,729

FEDERAL EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2025

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,				Six Months Ended November 30,
	2024	2023	Percent Change		2024	2023	Percent Change
Revenue:
Package:
U.S. priority	$2,563	$2,605	(2)		$5,154	$5,278	(2)
U.S. deferred	1,199	1,207	(1)		2,350	2,394	(2)
U.S. ground	8,256	8,309	(1)		16,312	16,442	(1)
Total U.S. domestic package revenue	12,018	12,121	(1)		23,816	24,114	(1)
International priority	2,231	2,390	(7)		4,437	4,717	(6)
International economy	1,588	1,183	34		2,948	2,300	28
Total international export package revenue	3,819	3,573	7		7,385	7,017	5
International domestic(1)	1,190	1,213	(2)		2,302	2,353	(2)
Total package revenue	17,027	16,907	1		33,503	33,484	—
Freight:
U.S.	383	577	(34)		952	1,154	(18)
International priority	640	568	13		1,166	1,121	4
International economy	529	470	13		992	942	5
Total freight revenue	1,552	1,615	(4)		3,110	3,217	(3)
Other	262	251	4		533	498	7
Total revenue	18,841	18,773	—		37,146	37,199	—
Operating expenses:
Salaries and employee benefits	6,329	6,208	2		12,530	12,379	1
Purchased transportation	5,067	4,980	2		9,868	9,657	2
Rentals and landing fees	987	963	2		1,973	1,938	2
Depreciation and amortization	918	925	(1)		1,853	1,854	—
Fuel	835	1,164	(28)		1,789	2,125	(16)
Maintenance and repairs	715	732	(2)		1,434	1,454	(1)
Business optimization costs	206	77	168		249	104	139
Intercompany allocations	(205)	(168)	22		(392)	(343)	14
Other	2,937	2,857	3		5,837	5,690	3
Total operating expenses	17,789	17,738	—		35,141	34,858	1
Operating income	$1,052	$1,035	2		$2,005	$2,341	(14)
Operating margin	5.6%	5.5%	10	bp	5.4%	6.3%	(90)	bp

1 – International Domestic revenue relates to international intra-country operations.

FEDERAL EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2025

(Unaudited)

	Three Months Ended November 30,			Six Months Ended November 30,
	2024	2023	Percent Change	2024	2023	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV) (000s)(1):
U.S. priority	1,603	1,676	(4)	1,601	1,678	(5)
U.S. deferred	1,014	1,009	—	991	989	—
U.S. ground commercial	4,309	4,392	(2)	4,299	4,339	(1)
U.S. ground home delivery/economy	6,962	6,991	—	6,698	6,696	—
Total U.S. domestic ADV	13,888	14,068	(1)	13,589	13,702	(1)
International priority	594	673	(12)	608	666	(9)
International economy	586	406	44	538	385	40
Total international export ADV	1,180	1,079	9	1,146	1,051	9
International domestic(2)	2,060	2,085	(1)	1,941	1,989	(2)
Total ADV	17,128	17,232	(1)	16,676	16,742	—
Revenue per package (yield):
U.S. priority	$25.38	$24.67	3	$25.34	$24.58	3
U.S. deferred	18.76	19.00	(1)	18.68	18.91	(1)
U.S. ground	11.63	11.59	—	11.68	11.64	—
U.S. domestic composite	13.73	13.68	—	13.80	13.75	—
International priority	59.59	56.37	6	57.41	55.37	4
International economy	43.03	46.19	(7)	43.17	46.65	(7)
International export composite	51.37	52.54	(2)	50.73	52.17	(3)
International domestic(2)	9.18	9.24	(1)	9.34	9.24	1
Composite package yield	$15.78	$15.57	1	$15.82	$15.62	1
FREIGHT STATISTICS
Average daily freight pounds (000s):
U.S.	2,772	5,663	(51)	4,056	5,481	(26)
International priority	4,927	4,472	10	4,694	4,431	6
International economy	12,475	11,857	5	11,584	11,422	1
Total average daily freight pounds	20,174	21,992	(8)	20,334	21,334	(5)
Revenue per pound (yield):
U.S.	$2.19	$1.62	35	$1.85	$1.65	12
International priority	2.06	2.02	2	1.96	1.98	(1)
International economy	0.67	0.63	6	0.67	0.64	5
Composite freight yield	$1.22	$1.17	4	$1.20	$1.18	2
Operating weekdays	63	63	—	127	128	(1)

1 – ADV is calculated on a 5-day-per-week basis.

2 – International Domestic statistics relate to international intra-country operations.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2025

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30,				Six Months Ended November 30,
	2024	2023	Percent Change		2024	2023	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,177	$2,452	(11)		$4,506	$4,837	(7)
Operating expenses:
Salaries and employee benefits	976	1,018	(4)		1,960	2,003	(2)
Purchased transportation	197	231	(15)		400	450	(11)
Rentals	72	70	3		143	139	3
Depreciation and amortization	112	81	38		222	189	17
Fuel	111	164	(32)		232	303	(23)
Maintenance and repairs	88	94	(6)		170	169	1
Intercompany charges	143	134	7		291	273	7
Other	166	169	(2)		337	338	—
Total operating expenses	1,865	1,961	(5)		3,755	3,864	(3)
Operating income	$312	$491	(36)		$751	$973	(23)
Operating margin	14.3%	20.0%	(570)	bp	16.7%	20.1%	(340)	bp

OPERATING STATISTICS
Operating weekdays	62	62	—		126	127	(1)
Average daily shipments (000s):
Priority	62.5	68.5	(9)		62.7	67.3	(7)
Economy	28.5	30.5	(7)		28.8	29.5	(2)
Total average daily shipments	91.0	99.0	(8)		91.5	96.8	(5)
Weight per shipment (lbs):
Priority	935	975	(4)		946	982	(4)
Economy	865	880	(2)		866	878	(1)
Composite weight per shipment	913	946	(3)		921	950	(3)
Revenue per shipment:
Priority	$352.84	$365.55	(3)		$358.51	$359.24	—
Economy	400.00	415.82	(4)		404.41	411.95	(2)
Composite revenue per shipment	$367.60	$381.05	(4)		$372.96	$375.30	(1)
Revenue per hundredweight:
Priority	$37.73	$37.48	1		$37.90	$36.58	4
Economy	46.26	47.26	(2)		46.69	46.93	(1)
Composite revenue per hundredweight	$40.26	$40.29	—		$40.50	$39.49	3